LEASE AGREEMENT

                                    BETWEEN:

                  LANDLORD:   PABLITO, L.L.C.

                  TENANT:     SCANTEK MEDICAL, INC.

                  LOCATION:   A portion of 321 Palmer Road
                              Denville, New Jersey 07834

                  DATE:      June 13, 1997


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                                TABLE OF CONTENTS




 1.       Basic Lease Provisions                          3
 2.       Demised Premises                                3
 3.       Term                                            3
 4.       Condition of premises                           4
 5.       Rent                                            4
 6.       Real Estate Taxes and Assessments               5
 7.       Operating Expenses                              5
 8.       Utilities                                       6
 9.       Use and Operation of Premises                   7
10.       Insurance                                       7
11.       Repairs and Alterations                         8
12.       Eminent Domain                                  9
13.       Indemnity and Liability for Injury and Loss    10
14.       Lease Subordination                            10
15.       Fire Damage                                    11
16.       Compliance With Environmental Laws             11
17.       Defaults and Remedies                          14
18.       Assignment and Subletting                      15
19.       Signs                                          16
20.       Security                                       17
21.       Quiet Enjoyment                                17
22.       Holding Over                                   17
23.       Surrender                                      18
24.       Notices                                        18
25.       Compliance with Laws                           19
26.       Option to Extend Term                          19
27        Exculpation                                    19
                                        i
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28.      Miscellaneous                                  20
         a.   Definitions...............................20
         b.   Abandonment of Fixtures...................20
         c.   Waiver....................................20
         d.   Entire Agreement..........................21
         e.   Lease Effective...........................21
         f.   Partial Invalidity........................21
         g.   Landlord's Rights of Entry................21
         h.   No Liens by Tenant........................21
         i.   Interpretation............................21
         j.   Survival of Tenant's Obligations..........21
         k.   Trial by Jury Waiver......................21
         l.   Acceptance of Possession..................21
         m.   Successors and Assigns....................22
         n.   Joint and Several Liability...............22
         o.   Authority.................................22
         p.   Recording.................................22
         q.   Brokerage.................................22
29.      Landlord's Lien................................22
30.      Substitution Space.............................22

                                       ii


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                            INDUSTRIAL BUILDING LEASE

     THIS LEASE, made the day of June, 1997, by and between PABLITO, L.L.C., a New Jersey limited liability company, having an office at the address set forth in Paragraph I h (hereinafter referred to as "Landlord") and SCANTEK MEDICAL, INC., a New Jersey corporation, having its principal office at the address set forth in Paragraph I h (hereinafter collectively referred to as "Tenant").

      1.    BASIC LEASE PROVISIONS.

        a.  Address of Demised Premises: 321 Palmer Road
                                      Denville, NJ

        b. Approximate Size of the floor space of building within the Demised
Premises: 7,000 square feet (approx. 2,000 sq. ft. of office; approx. 5,000 sq. ft. of warehouse)

        c. Term: Three (3) years

        d. Commencement Date: June 15, 1997.

        e. Termination Date: June 14, 2000,

        f. Base Annual Rent: Year 1: $52,500 ($4,375/monthly)
                             Year 2: $54,250 ($4,520.83/monthly)
                             Year 3: $56,000 ($4,666,67/monthly)

        g. Security Deposit: $13,125

        h. Address for payment of rent and notices for the Tenant and Landlord; 321 Palmer Road, New Jersey 07834

        i. Option to Extend Term: One three-year term

        j. Tenant's Pro Rata Share: Thirty-five percent (35%)

2.        Demised Premises.

Landlord leases to the Tenant and Tenant rents from Landlord the Premise ("Demised Premises") consisting of the cross-hatched area of the building described in Exhibit A (the "Building") (containing the approximate square footage of gross floor space shown in Paragraph lb) and having the current address shown in Paragraph la.

     3. TERM.

     The term of this Lease shall be for a period shown in Paragraph 1c beginning on the date shown in Paragraph 1d ("Commencement Date") and ending on the date shown in Paragraph le ("Termination Date"), except if terminated earlier as provided herein. If the Commencement Date or Termination Date set forth in Paragraph 1d and 1e are not specific dates but depend upon the occurrence of certain events or conditions in the future, or if the actual Commencement Date or Termination Date shall be other than the specific date therefor set forth in Paragraph 1d or 1e, the parties agree to execute a memorandum stating the actual Commencement Date and Termination Date once same has been determined.

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     4. CONDITION OF PREMISES.

     Landlord shall deliver the Demised Premises to Tenant on the Commencement Date "broom clean" and in all "as is" condition. Tenant shall be responsible for all leasehold improvements at its own cost and expense in accordance with Paragraph 11c. Tenant acknowledges that the existing parking facilities are and will be adequate for Tenant's purposes throughout the term hereof As of the Commencement Date, all of the Demises Premises' mechanical and electrical systems shall be in working order and the roof, windows and doors shall be free of leaks.

     Except as specifically provided herein, Landlord makes no representation as to the design, construction, physical condition, development or use of the Demised Premises. Tenant acknowledges, represents and agrees that except as specifically set forth in this Lease, no representations or warranties of any kind have been made by Landlord or its agents or representatives, whether expressed or implied, in fact or by law, Tenant acknowledges that it has examined the Demised Premises and has received same in "as is" condition except as expressly set forth herein. Without limiting tile generality of the foregoing, Tenant acknowledges, represents and agrees that no representations have been made by Landlord as to tile expenses, operations and maintenance thereof, the services to be rendered to the Demised Premises, or the utilities, water supply or other services to or for the Demised Premises and Tenant agrees to accept same in their existing "as is" condition as of the date hereof Landlord shall not be responsible for any latent or other defects or changes in the condition of the Demises Premises. The rent and other charges reserved hereunder shall in no case be withheld or diminished on account of any damage or loss occurring to the Demised Premises during the term of this Lease. Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Before Tenant may occupy the Demised Premises to conduct its business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy for the Demised Premises from the appropriate governmental authority.

     Between the date hereof and the Commencement Date, Tenant shall have the right to inspect the Demised Premises to determine the existence of any violations of governmental laws, rules, regulations or ordinances or the existence of any material structural or mechanical defects in the Demised Premises. During such time period, Tenant shall also apply for a Certificate of Occupancy or similar certificate if such is required for Tenant's occupancy of the Demised Premises. If Tenant's inspection reveals any of the above defects or if a Certificate of Occupancy is required but not obtainable on or before the Commencement Date, Tenant shall provide notice thereof to Landlord and Landlord shall have a reasonable period to correct such defect or obtain such Certificate and the Commencement Date (and all other dates herein) shall be adjourned until Landlord cures such defect or obtains such Certificate. If Landlord is unable to do so within sixty (60) days of notice, either party shall have the right to terminate this Lease on notice to the other.

     5. RENT.

     a. Tenant's obligation to pay rent shall commence on THE Commencement Date. Tenant agrees to pay Landlord and Landlord hereby reserves, as base rent for the Demised Premises for the term provided in Paragraph 3, the sum of $162,750, based upon the base annual rentals indicated in Paragraph If (the "Base Rent").

     b. Except as otherwise provided, all payments of Base Rent and

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Additional Rent (defined below) shall be made by the Tenant to the Landlord, without notice or demand and without any abatement, deduction or set-off, in equal monthly installments, in advance, and shall be due and payable on the first day of each and every calendar month throughout the term based upon the Base Rent and applicable monthly installments thereof set forth in Paragraph I C The monthly rent installment for the first month of the term shall be due and payable upon execution of this Lease.

     c. Upon the failure of Tenant to pay any Base Rent installment or Additional Rent as provided herein within seven (7) days following the due date for such installment, Landlord may impose a late charge of five (5%) percent of the installment due, said late charge to be immediately due and payable with the next Base Rent installment. The late charge percentage has been agreed by the parties to be a reasonable estimate of the additional administrative expense to Landlord in handling late payments. The payment and acceptance of the late charge will not constitute a waiver by Landlord of any default by Tenant under the Lease.

     d. In the event any check from Tenant is returned unpaid to Landlord, Tenant shall be obligated to pay Landlord, in addition to any applicable late charge under Paragraph 5c, a service charge in the amount of (a) $50 or (b) twice the amount charged to Landlord by its bank on account of the returned item, whichever is greater. This service charge is agreed by the parties to be a reasonable estimate of the additional administrative expenses to Landlord in handling a returned item.

     e. In the event the amount of Base Rent shall change oil any day other than the first day of a calendar month, tile monthly installment of Base Rent payable in that calendar month shall be calculated using the applicable Base Rent for that month on a per diem basis. Similarly, if the Commencement Date is other than the first day of the month or the Termination Date is other than the last day of the month, rent for the partial month at the beginning and end of the term shall be prorated on a per them basis.

     f. The Base Rent shall be an absolutely net rental payment. All costs of maintenance, repairs, utilities, taxes, insurance and any and all other expenses necessary in connection with the operation or maintenance of the Demised Premises during the term of this Lease shall be paid solely by Tenant except as expressly set forth herein. Tenant shall not be responsible for Landlord's failure to comply with existing laws.

     6. REAL ESTATE TAXES AND ASSESSMENTS.

     The Tenant agrees during the term of the Lease to pay as additional rent all amount equal to its Pro Rata Share (defined in Paragraph 1j) of the real estate taxes, assessments, water and sewer charges and other governmental charges, assessed against the Demised Premises ("Taxes," which, among other charges set forth herein, are deemed "Additional Rent"). Taxes shall be due and payable with the monthly rent in twelve (12) equal installments in each case reasonably estimated by Landlord until the actual sum is known, and thereafter an adjustment shall be made, with any deficiency being due from Tenant, or any overage being credited to Tenant, with the monthly Base Rent installment next following the billing. In the event a special or local assessment shall be levied against the Demised Premises and said assessment may by law be payable in a series of annual installments rather then a single payment, then Tenant shall be only responsible to pay, each lease year, its Pro Rata Share of an amount equal to what would be the permitted annual installment for that assessment, whether or not Landlord elects to pay the assessment in installments.

     7. OPERATING EXPENSES.

     a. (1) Tenant shall pay an amount as Additional Rent its Pro Rata Share of the Operating Costs (defined below) in the Building. Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of such Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimate of such Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate such Additional Rent to be due by Tenant and deliver a copy of the estimate or reestimate to Tenant. Thereafter, the monthly installments of such Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of such Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

     (2) (A) The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the accounting principles consistently applied, including, but not limited to the following costs: (A) OMITTED; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section or payable directly by Tenant or other tenants; (E) fire, hazard, casualty, liability and related insurance expenses;
(F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, snow removal, landscaping, electricity, cleaning and janitorial service, if provided.

(B) Operating Costs shall not include:

     (i) capital improvements made to the Building, other than capital improvements described above and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;
(iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g. tax disputes);
(vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (vii) Taxes (defined below), (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building and (x) building appearance enhancements not consistent with the current building appearance.

     (3) By April 1 of each calendar year, or as SOON thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year and of the Taxes for the previous year (tile "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise if Tenant paid less than the actual Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

     (4) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

     b. If at any time during the term of this Lease, tinder the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against the Landlord or the Base Rent, as a substitution, in whole or in part, for a real estate tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition or charge with respect to the Demised Premises, Tenant shall pay an amount equal to same to the extent that it is in the substitution, in whole or in part, for real estate taxes. Taxes shall not include any income tax, capital levy or transfer tax imposed on Landlord, or any franchise taxes imposed upon any corporate owner of the fee of the Demises Premises or income tax imposed upon the rent received by the Landlord.

     8. UTILITIES.

     a. Tenant shall be solely responsible to arrange for and pay for all utilities used at the Demised Premises, including, but not limited to, electricity, gas, oil and telephone. Landlord shall have no liability to Tenant for any loss or damage caused by interruption or cessation of any utility or service and, in all events, no such interruption or cessation shall affect or modify this Lease or give rise to any right of cancellation, termination, offset or defense to Base Rent, Additional Rent or any other charge hereunder.

     b. Tenant hereby grants to Landlord the right to install on the Demised Premises, at Landlord's sole cost and expense, a furnace to service solely the Demised Premises and one or more utility meters in connection therewith, such installations to take place after tile Commencement Date. After such installation, Tenant shall be liable for all such utilities in addition to any other obligations it may have hereunder.

     9. USE AND OPERATION OF PREMISES.

     a. Throughout the term of this Lease, Tenant covenants to use the Demised Premises solely for general office use and the light manufacturing, assembly and warehousing of medical equipment, all as permitted by law. Tile Tenant represents and covenants that its Standard Industrial Classification number, now and throughout the term of this Lease, is and shall remain 3599.

     b. The Tenant shall not permit the Demised Premises to be used for any unlawful purpose, nor shall Tenant commit or suffer any waste. The Tenant agrees to carefully preserve, protect, control and guard the Demised Premises from damage. Tenant shall not store equipment, furniture, materials, inventory or supplies or other personalty outside of the building of the Demised Premises.

     c. Tenant shall utilize sufficient shock dampening pads under all of its presses and other machinery and equipment so as to prevent any damage to any floors in tile Demised Premises. Tenant shall regularly clean and maintain the floors in the Demised Premises and shall take all reasonable precautions to prevent any penetration by oils, solvents, and all other chemicals and materials used in Tenant's processes through the floors in building on the Demised Premises.

     10. INSURANCE.

     a. Tenant shall maintain throughout the Term the following Insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $1,000,000 per occurrence/$2,000,000 annual aggregate or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Demised Premises, (2) insurance covering the full value of Tenant's property and improvements and other property on the Demised Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

     b. Whenever under the terms of this Lease Tenant is required to maintain insurance, Landlord and all of Landlord's mortgagees shall be named as additional insured in all such insurance policies. All such insurance policies shall contain endorsements to the effect that such policies cannot be modified or canceled without at least thirty (30) days prior written notice to Landlord and each of Landlord's mortgagees.

     c. All of the above-mentioned insurance policies, copies thereof and/or certificates shall be obtained by Tenant and delivered to Landlord and each of Landlord's mortgagees on or prior to the Commencement

Date and, thereafter, as provided for herein.

     d. At least ten (10) days prior to the expiration of any policy or policies of such insurance, Tenant shall renew such insurance, and deliver to Landlord, the original policy or copies thereof or certificates of insurance, together with proof of payment of all premiums therefor. If Tenant shall fail to comply with the provisions of this paragraph 10, Landlord shall have the right, but not the obligation, to procure such insurance and pay the premiums thereof, and Landlord shall thereupon be entitled to repayment by Tenant immediately oil demand therefor, as Additional Rent hereunder.

     e. The insurance required by this paragraph 10 shall be with companies licensed in the State of New Jersey and holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a Tender having a lien on the Demised Premises, as set forth in the most recent issue of "Bests' Insurance Guide."

     f. Tenant shall not do or permit to be done any act or thing on the Demised Premises which shall invalidate or be in conflict with, or cause any additional premium for, any fire insurance policy insuring the Demised Premises. Tenant shall provide its own insurance coverage for its trade and other fixtures, furnishings, equipment, inventory and other personal property at the Demised Premises. Landlord shall have no obligation to repair, restore or replace any such fixtures, personal property or improvements of Tenant in the event of casualty.

     g. All policies of insurance set forth in this paragraph shall expressly provide that any losses thereunder shall be adjusted with Landlord, Tenant and Landlord's mortgagees. The Tenant will not take out separate insurance concurrent in form or contributing in the event of loss with that required (or which may be reasonably be required) pursuant to this paragraph to be furnished by the Tenant unless the Landlord and each of Landlord's mortgagees are included therein as an insured, with all losses payable thereunder as provided above. Tenant shall immediately notify the Landlord of the taking out of any such separate insurance and shall deliver the policy or policies as provided herein.

     h. Landlord and Tenant each hereby release the other and waive their entire right of recovery, to the extent insured, against the other for loss or damage arising out of or incident to the perils insured against under this paragraph, which perils occur in, on or about the Demised Premises, whether due to the negligence of Landlord or Tenant or their respective agents, employees, contractors and/or invitee. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to their insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     11. REPAIRS AND ALTERATIONS.

     a. The Tenant covenants that throughout the term of this Lease in good care of the Demised premises, including all alterations, changes and improvements at any time erected thereon, and to keep and maintain same in good order and condition, and shall promptly make, at its sole cost and expense, all repairs and replacements to all non-structural elements and the interior of the Demised Premises, including but not limited to windows, window frames, doors, locks, closing devices, floors, floor coverings, walls (other than structural defects), ceilings, fighting fixtures and bulbs. Tenant shall also keep and maintain in good order and condition, and shall promptly make, at its sole cost and expense, all repairs and replacements to all electrical, air conditioning, heating, plumbing and other mechanical installations. Tenant shall also, at its sole cost and expense, maintain and repair exterior signs affixed to the Demised Premises or elsewhere and Tenant shall replace any glass windows in the Demised Premises, if damaged or broken. Tenant shall keep and maintain the Demised Premises clean and orderly, free and clear of accumulations of dirt and debris.

     Landlord shall be responsible throughout the term of this Lease for maintaining and repairing the roof, exterior and all structural elements of the Demised Premises and the parking lot. Landlord's obligation to repair and maintain the roof, exterior and structural elements of the Demised Premises and the parking lot shall exclude any damage done thereto by Tenant or any of its employees, guests, invitee or contractors.

     Tenant shall not be entitled to any set-off or abatement in Base Rent or Additional Rent in the event that its use or occupancy of the Demised Premises is temporarily disturbed or diminished as a result of repair or maintenance work of Landlord or its agents, workers or contractors. Landlord shall endeavor to minimize any such interference with Tenant's use or occupancy while performing work to such extent as reasonably practical. If such disturbance or diminishment continues continuously after 60 days' notice from Tenant, Tenant shall be entitled to terminate this Lease on notice to Landlord.

     b. Tenant shall, during the term of this Lease, at its sole cost and expense,promptly comply with and make any repair required by any statute, ordinance, rule, order, regulation or requirement of the Federal, State and Municipal Government and any and all departments, agencies, bureaus and subdivisions thereof having jurisdiction there over, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Demised Premises. Tenant agrees to observe and promptly comply with (i) all rules, orders and regulations of the Board of Fire Underwriters- and (ii) the requirements of all insurance policies maintained by or for the benefit of the Landlord on the Demised premises.

     c. Tenant shall have tile right during the term of this Lease to make interior alterations and interior improvements ("Alterations")to the Demised Premises Subject to the following conditions: (i) Tenant shall first obtain all governmental permits and approvals, if any, required therefor; (ii) no Alteration of or involving the structural portions of the building shall be undertaken until detailed plans and specifications have first been approved in writing by tile Landlord; (iii) all Alterations when completed shall be of such a character as shall not reduce, or otherwise adversely affect, the value, cubic content or structural soundness of the Demised Premises and shall immediately become the property of tile Landlord, (iv) all Alterations shall be done promptly and in a good and workmanlike manner and in compliance with all governmental laws, ordinances, orders, rules, regulations and requirements, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any other body exercising similar functions and having jurisdiction thereof, (v) Tenant shall, prior to performing any, work provide Landlord with evidence that Tenant and each of its contractors and subcontractors have (and will continue to have), at their sole cost and expense, adequate insurance therefor, including statutory worker's compensation insurance (or certificates for contractors indicating worker's compensation insurance is in force) covering all persons employed in connection with the work, builder's risk insurance (including completed operations) and general liability insurance for the mutual benefit of the Tenant and the Landlord, with limits reasonably acceptable to Landlord, at all times when any work is in process in connection with any Alteration; (vi) Tenant shall pay all increased taxes and insurance premiums assessed or charged as a result of the Alterations. The Tenant shall not be permitted to do any work on the Demised Premises which would void any portion of any insurance coverage for Landlord's benefit.

     12. EMINENT DOMAIN.

     a. If the total Demised Premises are taken or purchased by, through or in lieu of condemnation proceedings or any right of eminent domain, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

     b. The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent or other charges paid or payable by Tenant to Landlord shall be adjusted as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date hereof shall be refunded to Tenant and all liability of Tenant under this Lease shall terminate.

     c. Landlord reserves to itself all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act or any public or quasi- public authority for WHICH damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest.

     d. In the event that only a portion of the Demised Premises is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted based on square footage of the land or building taken by eminent domain. In the event, however, the portion of the Demised Premises to be taken will constitute twenty five (25%) percent or more of the floor area of the Demised Premises or would adversely affect, in a material manner, Tenant's use and enjoyment of the Demised Premises, Tenant shall have the right to terminate this Lease effective on the date of taking provided Tenant gives Landlord written notice of its election no later than thirty (30) days following the date Landlord gives Tenant written notice that a portion of the Demised Premises is being taken.

     13. INDEMNITY AND LIABILITY FOR INJURY AND LOSS.

     a. Tenant shall indemnify, defend and save Landlord, its agents and employees harmless from and against all injuries, causes of action, penalties, fines, liabilities, claims, damages, losses and expenses (including, Without limitation, reasonable attorneys' fees, litigation expenses and court costs) incurred in connection with or arising from: (1) any acts, Omissions or negligence of Tenant, any person gaining under Tenant, or the employees, agents, contractors, invitees or visitors of Tenant or of any person claiming under Tenant (hereafter collectively "Tenant or Others"); (2) any activity, work or rating done or permitted or suffered by Tenant or Others in or about the Demised Premises; (3) the use Or Occupancy of the Demised Premises by Tenant or
Others; (4) any breach, violation or nonperformance by Tenant or Others of any terms covenant or provision of the Lease or any law, Ordinance or governmental requirement of any kind; or (5) any injury or damage to the person, property or business of Tenant or Others, except proximately caused by the negligence of Landlord. If any action or proceeding is brought against Landlord, its agents or employees by reason of any claim or matter indemnified hereunder, Tenant shall, upon notice from Landlord, defend the client on Landlord's behalf at Tenant's expense with Counsel reasonably satisfactory to Landlord.

     b. Tenant, throughout the term of this Lease, Continuously waives and releases all claims against Landlord, its agents and employees with respect to all matters For which Landlord disclaimed liability pursuant to (lie provisions of this Lease. Landlord (1) shall not be liable to Tenant or Others on the Demised Premises for any damage either to person or property, except if the damage is proximately caused by the negligence of Landlord; (2) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or Other interference with services involving water, Treat, gas, electrical current for light and power, telephone or any other utility service; (3) shall not be liable for any loss, death, damage or injury by or from theft; act of God; public enemy; insurrection; war, riot, strike; injunction; court order, order of government body or authority, fire; explosion; casualty loss; Filling objects; the breakage, leakage, obstruction or other detects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or fighting fixtures at the Demised premises; water, steam; electricity; gas; rain; ice; hail; sleet; snow; or the construction, repair or alteration of the Demised premises or from any acts or omissions of the Tenant or Others; or any cause beyond Landlord's control which may be sustained by Tenant or Others.

     14. LEASE SUBORDINATION.

     a. This Lease shall not be a lien against (lie Demised Premises in respect to any mortgage(s) that now or hereafter may be placed against (lie Demised Premises or any part thereof, and that the such mortgage(s) shall be superior and prior in lien to this Lease, irrespective of the date granting or recording. Tenant agrees to accept any mortgagee as the Landlord Hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Demised premises by foreclosure or otherwise, and further agrees that the mortgagee so acquiring title shall not: (i) be liable for any previous act or omission of Landlord or for the return of any security deposit unless same is put in its possession; (ii) be subject to any prior defenses or offsets@ (iii) be bound by any modification of this lease not expressly provided for in this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been expressly approved in writing by said mortgagee; or (iv) be liable for the performance of Landlord's covenants and agreements contained in this Lease to ally extent other than to the mortgagee's ownership in the Demised Premises, and no other property of such mortgagee shall be subject to levy, attachment, execution and other enforcement procedure for the satisfaction of Tenant's remedies.

     b. The term "mortgage" as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof

     c. The provisions of the subordination and attornment contained in this paragraph shall be self-operative mid no further instrument of subordination shall be required in order to bind Tenant hereunder. In the event Landlord desires confirmation Of Such Subordination and atonement, Tenant shall deliver a confirmatory instrument within five (5) days of demand therefore.

     d. Tenant does hereby agree to any assignment by Landlord, now or hereafter, of the rentals under this Lease to a mortgagee, and all extensions, renewals, modifications and replacements thereof Upon request, Tenant shall, within five (5) days after receipt, execute and deliver to Landlord an acknowledgment, in a form required by any mortgagee, stating (I) it is the Tenant under this Lease; (ii) the Demised Premises have been unconditionally accepted and Occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully set forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet; (v) no claim or right of set-off exists and neither Landlord nor Tenant is in default and no grounds for reducing the rent or canceling the Lease exist; and (vi)any exceptions to the above statements.

     e. Tenant covenants that it shall in no event mortgage, assign or otherwise encumber its interest in the Lease.

     15. FIRE DAMAGE.

     a. If, after the date hereof, the Demised Premises are damaged by fire, any action, or other casualty (such damage being hereafter called "fire damage"), Landlord shall at its option repair and restore said Demised Premises, In such event there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which the portion or extent to which said Demised Premises were damaged or may not be used by Tenant. If the fire damage is not substantially repaired within 120 days of the loss, then either party, on notice to the other, may terminate this Lease.

     b. If Landlord shall elect not to repair or restore said Demised Premises, this Lease shall terminate on the date of occurrence of the fire damage. Landlord shall notify Tenant in writing not more than sixty (60) days after the settlement of the insurance claim relating to the fire damage if it elects not to restore.

     16. Compliance With Environmental Laws.

     For purposes of this Lease, the following words and phrases have or include the meanings thereafter appearing: "Hazardous substances or Hazardous wastes" shall include any pollutants, contaminants, dangerous substances, toxic substances, wastes, materials or substances, the presence of which requires investigation, monitoring, reporting, special treatment, manifesting or remediation under any federal, state or local statute, regulation, ordinance, order, law, action, policy or common law; "Discharge" shall mean any release, spill, leak, pumping, pouring, emitting, emptying, injecting, escape, leaching, disposing, placement, staging or dumping of hazardous substances or hazardous wastes; "Remediation" or "remediate" or "remedial" shall include any and all actions to investigate, test, sample, analyze, report, evaluate, monitor or clean up any known, suspected or potential Discharge or any action required to be taken pursuant to any statute, rule, regulation, order or Environmental Law (as hereinafter defined). "Remediation plans" shall mean all plans, studies, applications, notices, forms, filings, proposals, reports, data, exhibits or any other documentation in whatever form, including but not limited to samples or sampling results concerning or related to, directly or indirectly, compliance with Environmental Laws, sampling or testing results, environmental reports (including without limitation Phase I and Phase 11 audits and all underlying data), remediation reports, data, charts, maps, analyses, conclusions and quality assurance/quality control documentation.

     Tenant shall not cause or permit to exist any Discharge of any Hazardous substance, Hazardous waste or pollutant on or about the Demised Premises.

     To the extent applicable, Tenant shall, at Tenant's own expense,comply with the Industrial Site Recovery Act, N.J.S.A. 13:lk-6 et. seq. and the regulations promulgate thereunder ("ISRA"), as well as all other applicable laws, rules and regulations including environmental laws now or hereafter enacted and applicable to the Demised Premises, Tenant's use thereof, Tenant's activities thereat or materials used or maintained by Tenant thereat (ISRA and such other laws are collectively referred to as "Environmental Laws"). "Environmental Laws" means and includes but is not limited to any present and future federal, state or local law, statute, regulation, order, charter, fire, rule, code or ordinance, concerning environmental, health or safety matters as the same may hereafter be amended, including, without limitation, the Industrial Site Recovery Act ("ISRA"), the Spill Compensation and Control Act (the "Spill Act"), the Hazardous Discharge Site Remediation Act, the Water Pollution Control Act, the Solid Waste Management Act, the Hazardous Waste Management Act, the Fresh Water Wetlands Act, the Federal Safe Drinking Water Act, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and any rule, regulation, binding interpretation, binding policy, permit, order, directive, court order or consent decree issued pursuant to any of the following activities: (A) the emission, discharge, release, placement or spilling of any substance into the air, surface, water, groundwater, soil or substrata, (B) the manufacturing, processing, recycling, sale, generation, treatment, storage, disposal, transportation, labeling or other management or any waste, Hazardous Substance, Hazardous Waste, Pollutant or Contaminant as those terms are hereinafter defined, or (C) any activity which involves any Hazardous Substance or Hazardous Waste as that term is hereinafter defined. In the event Tenant shall violate any Environmental Law, Tenant shall promptly give Landlord notice of such violation and Tenant shall expeditiously and diligently undertake all necessary actions to fully cure and remedy such violations within the required time periods under the applicable Environmental Law and to indemnify Landlord for any harm, damage or claim resulting from its failure to comply with Environmental Laws.

     Tenant shall, at Tenant's own expense, make all Submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection (the "NJDEP") or such other appropriate governmental agencies charged with the administration of Environmental Laws (hereinafter collectively referred to as the "Agency") . Should the Agency determine that a remediation plan be prepared and that Remediation or investigation be undertaken because of any Discharge or other action at the Demised Premises which was caused by Tenant, its agents, employees, contractors, visitors, assigns, or guests, or for which Tenant shall bear responsibility under any Environmental Law, then Tenant shall, at Tenant's own expense, prepare and submit any Remediation plans, financial assurances, and any other filings or submissions required under Environmental Laws, all to be in form and substance satisfactory to Landlord, and Tenant shall carry out or implement the approved Remediation plans and other such filings and submissions at its own expense and with full indemnification to Landlord. , In no event shall Tenant's Remediation plans involve the deferral of any remedial action or any engineering or institutional controls, including without limitation, capping, deed notice, deed restriction or other use restriction. Notwithstanding provisions of any Environmental Law, in no event shall Tenant's remediation meet standards any less stringent than
(I) those for residential sites or (ii) the most stringent standards applicable for the Hazardous substances or wastes at issue without regard to the actual use of the Demised Premises.

     Tenant's obligations under this Paragraph 16 shall also arise if there is any closing, termination or transferring of operations or ownership of an industrial establishment at the Demised Premises pursuant to ISRA or any other triggering event under ISRA or other Environmental Law which would necessitate compliance, irrespective of the initiator or cause of such triggering event. Tenant shall have the primary responsibility to comply with ISRA, or other applicable Environmental Law irrespective of who or how ISRA or the other Environmental Law is triggered.

     Tenant shall notified Landlord of all meetings scheduled between Tenant or Tenant's representatives and any Agency, sufficiently in advance of such meeting so Landlord is afforded a reasonable opportunity to attend and Landlord and its representatives shall have the right, without the obligation, to attend and participate in all such meetings. Tenant shall deliver to Landlord, without need for prior request, all documentation concerning Discharges or potential Discharges, the environmental condition at the Demised Premises or its environs or concerning violations, actual, potential, threatened or alleged, of Environmental Laws by Tenant, in the possession or under the control of Tenant, including without limitation all Remediation studies, work plans, plans, affidavits, sampling or testing protocols and results, reports regarding correspondence to or from any Agency, correspondence to or from Tenant's environmental consultants and/or other persons including experts, submissions to any Agency, notices of violation or potential violation or directives from any Agency, and any approvals or disapprovals from any Agency. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of documents necessary to file under ISRA or any other Environmental Law and shall promptly sign affidavits and other such documents when requested by Landlord.

     Tenant shall indemnify, defend and save Landlord harmless from all fines, suits, procedures, claims, losses, damages, penalties, cost, expenses, and actions of any kind, foreseen or unforeseen, including without limitation, legal, engineering and other professional or expert fees incurred by Landlord, arising out of or in any way connected, directly or indirectly, wholly or partly, with (i) any Discharge at the Demised Premises which was caused by or relates to the actions of Tenant, its agents, employees, contractors or guests;
(ii) Tenant's failure to provide all information, make all submissions and take all actions required under any applicable law, rule or regulation including but not limited to Environmental Law or by ail Agency; or (iii) Tenant's action or in action with regard to Tenant's obligations under this Paragraph 16. Tenant's failure to abide by the terms of this Paragraph 16 shall be restrainable or enforceable by injunction.

     Tenant shall effectuate and complete full compliance with ISRA and any other applicable Environmental Law, including without limitation any necessary rule, regulation, Remediation, subject to the provisions of this Paragraph 16, prior to the Termination Date of this Lease, and will be liable for damages and/or other costs and expenses to Landlord if it fails to do so, which at a minimum shall equal a per them rental for the period after the end of the term until compliance is completed at tile rental for an unconsented holdover pursuant to Paragraph 22. Tenant shall commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this Paragraph 16 by no later than the Termination Date. Promptly upon completion of all required Remediation activities, Tenant shall restore the affected areas from any damage, discharge or condition caused by the work, including without limitation, closing, pursuant to law, any wells which had been installed. In the event IRA shall apply to Tenant's occupancy of the Demised Premises and its termination of operations at the Demised Premises or other actions cause a trigger, Tenant shall deliver to Landlord a non-qualified approval of Tenant's negative declaration or non-qualified no further action letter on or before the Termination Date. In the event IRA shall not apply to Tenant's occupancy of the Demised Premises and its termination of operations at the Demised Premises, Tenant shall furnish landlord with a letter of ISRA nonapplicability from the NJDEP on or before the Termination Date and a certification that Tenant has been in full compliance with all other applicable Environmental Laws.

     In the event that there has been a Discharge, or Landlord has reason to believe that there has been a Discharge or threat of a release or discharge exists, on or about the Demised Premises, then notwithstanding that Tenant is not obligated to comply with any other subparagraph above for any reason, then Tenant shall nonetheless upon Landlord's request: (i) promptly arrange for an environmental audit, including, but not limited to a detailed air, soil, surface, ground water and surface water sampling plan for the Demised Premises in form and substance which in Landlord's sole discretion is satisfactory to the Landlord; (ii) implement the Landlord-approved sampling plan with appropriate governmental approvals as applicable; (iii) submit the results of the sampling plan to the Landlord; and (iv) after the Landlord's review of the results of the sampling plan, comply with Landlord's requirements for additional testing and/or cleanup and site Remediation of any and all hazardous substances or wastes identified by reason of the sampling plan, or conduct additional testing, including without limitation any of Landlord's requirements corresponding to those which the NJDEP could require under ISRA if same applied at that time to Tenant and/or the Demised Premises. All costs associated with Tenant's compliance with this subsection, including without limitation Landlord's costs in reviewing the sampling plan and test results and developing a plan for and monitoring the cleanup and site Remediation, or cost of any other entity conducting a review or oversight in this regard shall be Additional Rent to be paid by Tenant to Landlord upon demand.

     In the event of Tenant's failure to comply in full with this Article, Landlord may, at its option, perform any or all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in exercise of this right shall be deemed to be Additional Rent payable on demand.

     17. DEFAULTS AND REMEDIES.

     a. The following shall constitute events of default under this Lease:

     (1) failure to pay when due any installment of Base Rent, Taxes or any other Additional Rent due hereunder, or any part thereof which failure shall continue for more than ten (10) days;

     (2) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof to Tenant, provided, however, if the default complained of in the notice is of such a nature that it could not reasonably by cured within thirty (30) days, then there shall be no default so long as Tenant (i) commences cure within thirty (30) days after the notice, (ii) parties the cure with all due diligence, and (iii) completes the cure within no more than ninety (90) days after the notice;

     (3) abandonment, vacation or desertion of the Demised Premises or suspension of business at the Demised Premises for more than ten (10) consecutive days;

     (4) if this Lease shall be assigned, sublet, pass to or devolve upon one other than the Tenant, except as permitted in Paragraph 18;

     (5) the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the underlying proceeding is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; making of a general assignment for the benefit of creditors;

     (6) if Tenant liquidates or ceases to exist.

     b. Upon the occurrence of an event of default, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

     (1) Landlord may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth, and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same as heretofore provided.

     (2) Landlord may, at Landlord's sole option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the Demised Premises as Tenant's agent or for any occupant of the Demised Premises under Tenant, or for its own account or otherwise, (ii) relet the same for any term, (iii) restoring the Demised Premises to the condition in which it was required to be surrendered by Tenant under Paragraph 23, and (iv) receive and apply the rent so received to pay all fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any legal fees and expenses arising therefrom, the cost of re-entry, repair and reletting and the payment of the rent and other charges due hereunder; No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, and in no event shall Tenant be entitled to or receive any benefit or credit from any rental IN excess of the rent reserved under this lease which results from a reletting of THE Demised Premises after Tenant's default;

     (3) Regardless of whether Landlord relets the Demised Premises, or enters or reenters the same, whether by summary proceedings, termination or otherwise, Tenant will pay Landlord, and be liable to Landlord for (i) the full amount of all Base Rent, Additional Rent, and all other charges then due or thereafter to become due to Landlord hereunder less any sums collected by Landlord during the remaining term of this Lease; said amount shall be paid by Tenant to Landlord on the days originally fixed herein for payment thereof; or (ii) liquidated damages in an amount which, at the time of such termination, re-entry or dispossess by the Landlord, as the case may be, is equal to the excess, if any, of the then present value of tire installments of the Base Rent reserved hereunder for a period which would otherwise have constituted the unexpired portion of tile then current term of this Lease, over the then present value of the market rental value of the Demised Premises for such unexpired portion of the then current term of this Lease, discounted at the rate of seven percent (7%)per annum;

     (4) If Tenant shall fail to pay any Taxes or make any other payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, without being under any obligation to do so, and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all expenses so incurred by Landlord, together with interest, at the rate set forth in subparagraph 17(b) (5) below, on such sums and expenses from the date incurred until payment in full;

     (5) Interest on any sums due to Landlord from Tenant under this shall accrue from the date such sums became due and payable, at a variable rate equal to two (2) percentage points above the prime interest rate as set daily by Chase Manhattan Bank, but in no event less than ten (1O%) percent per annum.

     c. Tenant shall be liable for any and all reasonable attorneys' fees and expenses which Landlord may incur as a result of enforcing or protecting its rights against Tenant under this Lease. Landlord shall be liable for any and all reasonable attorneys' fees and expenses which Tenant may incur as a result of Landlord's willful or wanton acts if Tenant is successful in a suit brought in connection therewith.

     d. In the event Tenant defaults under this Lease, the parties agree that Landlord shall be deemed to have satisfied any obligation at law to mitigate damages by listing the Demised Premises for rental with a commercial real estate broker licensed to do business in New Jersey.

     18. ASSIGNMENT AND SUBLETTING.

     a. Tenant shall not be entitled, voluntarily or by operation of law or otherwise, to transfer, sell, mortgage, pledge, hypothecate, assign or otherwise transfer this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof (hereinafter referred to collectively as "Assignment") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation (other than a public corporation), limited liability company, partnership or other such legally created entity, a transfer of stock, membership interest, partnership interest or other type interest in Tenant, whether by sale, assignment, bequest, inheritance, operation of law, or otherwise to a natural person or entity other than to one which owned such an interest in Tenant at the time this Lease is executed, shall be deemed an Assignment which is prohibited hereunder.

     The criteria for Landlord's consent shall include such factors as, without limitation, proposed assignee's (hereinafter referred to as the "Assignee") financial condition and its experience in the business it will conduct at the Demised Premises (without regard to the Tenant's continued responsibility under the Lease); the activity that will be carried out by the Assignee at the Demised Premises; satisfactory assurance that the Assignee's presence at the Demised Premises would not constitute an "industrial establishment" under IRA; approval by the holders of any mortgages against the Demised Premises or any assignees under any assignment of leases made by Landlord. Tenant shall provide Landlord with all information requested by Landlord for its decision on the requested Assignment and Tenant shall bear all expenses incurred or sustained by Landlord in order to assess and evaluate the Assignment, including, but not limited to, its reasonable attorney's fees. Any consent shall apply only to the specific transaction for which it was given and shall not be a waiver of the obligation of Tenant to obtain approval for Assignments. The acceptance or collection of rent by the Landlord from any Assignee shall not be deemed an acceptance of such Assignee as Tenant in lieu of written express consent or as a release of Tenant from its obligation under this Lease. In no event shall the rent charged to any Assignee by Tenant under any Assignment exceed the rent payable to Landlord by Tenant under this Lease. Breach of this limitation on rent payable under an Assignment shall constitute an event of default under this Lease giving Landlord the ability to exercise any or all or its rights under Article 17, including the right to terminate this Lease and any Assignment thereunder.

     b. in the event Landlord consents to an Assignment, such consent to that Assignment shall be expressly conditioned upon the compliance by Tenant and the Assignee of the following provisions:

     (1) From the time of the request for a consent to the Assignment through the effective date of the Assignment itself, this Lease must be in full force and effect without any breach or default thereunder existing on the part of the Tenant.

     (2) The Assignee shall assume, by written recordable instrument, in form and content reasonably satisfactory to Landlord, the DUE performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the assignment.

     (3) A copy of the executed Assignment and the original assumption agreement shall be delivered to the Landlord prior to the effective date of such Assignment.

     (4) such Assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant, Assignee and any Guarantor shall continue to be and remain liable hereunder.

     (5) Tenant shall have complied with the requirements of ISRA and shall have received from the NJDEP either (I) a non-qualified approval of Tenant's negative declaration, or (H) a letter of IRA non-applicability. Tenant shall furnish Landlord with a copy of either the approval or the letter of ISRA non-applicability from the NJDEP at the time the request for consent to the Assignment is made to Landlord.

     c. In the event the Assignment, for which consent is landlord, Landlord shall have the right, at its sole option, in lieu of giving its consent to an Assignment, to recapture the Demised Premises, in which event the Termination Date for this Lease shall become the date the Assignment was to become effective (or if no effective date was specified by Tenant in its request for consent, then the Termination Date shall be the sixtieth day following Landlord's election to recapture).

     d. Notwithstanding the foregoing, Tenant shall have the right to sublease the rear warehouse section of the Demised Premises provided that Landlord approves the sublease agreement pertaining thereto.

     19. SIGNS.

     The Tenant shall not display, within the Demised Premises, any sign, picture, advertisement, awning, merchandise, or notice ("Signage") which shall be visible to the outside of the Demised Premises, except as permitted by Landlord. Tenant shall be responsible for the maintenance and repair of its Signage and shall remove all its Signage at the expiration of the term of this Lease and repair all damage caused by the removal.

     20. SECURITY.

     Tenant shall, on the date hereof, deposit and maintain with the Landlord throughout the term of this Lease the sum of money set forth in Paragraph I g as security for the full performance of the conditions to be performed by the Tenant. if Tenant defaults in its payment of rent or performance of its other obligations under this Lease, Landlord may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default or breach of its obligations under this Lease, or for the payment to Landlord of any other loss or damage that Landlord may suffer by reason of Tenant's default or breach of its obligations under this Lease. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within ten (10) days after written demand from Landlord. Otherwise, such failure shall be a default under Paragraph l7a(l) of this Lease in the same manner as a failure to pay rent within 10 days of the date due. Landlord will not be required to keep the security deposit separate from its own funds and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of rent, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the end of the term, subject to any deductions necessitated by Tenant's default or breach of the obligations at the end of the term, including, but not limited to its obligations under Paragraph 23; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the Lease, Landlord will return the security deposit to tile assignee. Landlord may deliver the security deposit to a purchaser of the Demised Premises and be discharged from further liability with respect to it.

     21. QUIET ENJOYMENT.

     Landlord covenants and agrees with Tenant that upon Tenant's prompt and fall payment of all rent and other sums required to be paid by Tenant under this Lease and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease and any present or future underlying leases, ground leases and/or mortgages on the Demised Premises.

     22. HOLDING OVER.

     The Tenant shall have no right to remain in possession after the Termination Date. If the Tenant shall occupy the Demised Premises after the expiration of this Lease with the consent of the Landlord (which consent it shall be the obligation of Tenant to obtain in writing prior to the Termination Date and which consent Landlord shall be under no obligation to give), and rent is accepted and collected from said Tenant, Such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at tile end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. If such occupancy continues after such notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord's consent, Tenant shall pay to Landlord, as partial damages and without need for notice or demand, double the amount of both Base Rent and all Additional Rent for the time Tenant retains possession of the Demised Premises or any part thereof after termination of the term together with all costs, expenses and damages incurred by Landlord AND its agent to obtain possession from Tenant and/or as a result of any loss and/or liability sustained by Landlord or its agents in connection with any subsequent tenancy which may have intended to occupy said Demised Premises at the expiration of the term herein. The acceptance of rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

     23. SURRENDER.

     a. On the last day of the term or on the sooner termination thereof, Tenant shall, at Tenant's sole cost and expense, (I) peaceably surrender the Demised Premises broom-clean, in good order and condition and upon Landlord's request, restored to its original condition as of the commencement of the term of this Lease, except for reasonable wear and tear and (ii) at its expense remove from the Demised Premises the Signage, movable furniture, equipment, machinery, trade fixtures (the personalty which belongs to Tenant and which Tenant may remove shall be referred to as "Tenant's Property"), and any of Tenant's Property not so removed may at Landlord's election and without limiting Landlord's right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by Tenant in the removal of Tenant's Property shall be repaired by and at Tenant's expense,

     b. The title to all alterations, additions, improvements, repairs, decorations (including any carpeting and hard surface, bonded or adhesively affixed flooring, heating and air conditioning equipment and fixtures (other than Tenant's Property)) which shall have been made, furnished or installed by or at the expense of either the Landlord or Tenant in or upon the Demised Premises, vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge, unless otherwise required by Landlord, which requirement is hereby waived with respect to the alterations set forth in
Schedule 23.6. hereof.

     c. No act or thing done by Landlord or its agent or by any employee of Landlord or its agent during the term of this Lease, including but not limited to, the delivery or acceptance of keys to the Demised Premises or the entry into the Demised Premises, will be deemed an acceptance by Landlord of a surrender of the Demised Premises, and no agreement to accept surrender shall be valid and binding upon Landlord unless in writing and signed by Landlord.

     24. NOTICES.

     All notices and demands which are required to or are permitted by the terms of this Lease sha all be given in writing, whether herein specified or not, and shall be deemed effectively given three business days after being sent by United States registered or certified mail, postage prepaid, or one business day after being sent by United States express mail, postage prepaid, or by Federal Express (or by another reputable national overnight courier service), in each case addressed to the parties at the addresses shown in Paragraph 1 h with copies sent via the same means, to:

If to Landlord, copy to:

    Steven D. Fleissig, Esq.
    Friedman El Siegelbaum
    Seven Becker Farm Road
    Roseland, New Jersey 07068

If to Tenant, copy to:

    Roger Fidler, Esq.
    163 South Street
    Hackensack, New Jersey 07601

Notices transmitted by means other than set forth above shall be deemed effectively given upon receipt by the party being noticed. Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party or by an assignee or successor or either of them by the giving of written notice to the other.

     25. COMPLIANCE WITH LAWS

     Tenant will not use or occupy, or permit any portion of the Demised Premises to be used or occupied, (a) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy or other governmental requirement, or
(b) for any disreputable business or purpose, or (c) in any manner for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the building in which the Demised Premises are located or its contents. Tenant will comply with all laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition or occupancy of the Demised Premises, and all rules, orders, regulations, recommendations and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Demised Premises are located.

     26. OPTION TO EXTEND TERM.

     Tenant shall have the option to extend the initial three (3) year term of this Lease for one (1) additional period of three (3) years (the "Option Period"), with the Option Period commencing on the third (3rd) anniversary of the Commencement Date and terminating on the day immediately preceding the sixth
(6th) anniversary of the Commencement Date. The option to extend, as well as the commencement of the Option Period, shall be expressly conditioned upon Tenant, up to the time tile Option Period is to begin, having fully and timely complied with all its monthly rental obligations under this Lease and Tenant not having committed an uncured breach or default of any other of its other obligations under this Lease.

     The option to extend is exercisable by Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving Landlord written notice of its election to extend the then term not later than the one-hundred eightieth (180th) day prior to tile Termination Date. Strict compliance with the conditions of the option and the exercise thereof is deemed material to tile parties and time for exercise is of the essence. Failure to so exercise shall be deemed a waiver of this option by Tenant, in which event this Lease shall expire on the then Termination Date as set forth in Paragraph 3. All terms, provisions, covenants and conditions of this Lease shall apply during the Option Period, except that there shall be no Further right to extend the term beyond the Option Period and the Base Rent during the Option Period shall be as provided in this Paragraph below.

     The Base Rent to be charged during each Option Period shall he adjusted, with the adjustment occurring on the first day of the Option Period. The Base Rent during the Option Period shall be the prevailing market rental rate at the time of the exercise of the option, including prevailing market increases, if any, for option years two and three, but at no time lower than the Base Rent in force during the initial Term. If Landlord and Tenant cannot agree to the Base Rent for all three years of the option period (the "Option Base Rent") within fifteen (15) days of Tenant's notice, then each party shall immediately select a licensed commercial real estate broker familiar with similar properties in the area ("Arbitrator"), who shall be charged with agreeing upon the Option Base Rent within twenty (20) days of the failure of the parties to agree. If such Arbitrators cannot so agree, then they shall immediately select a third Arbitrator who shall render a decision within twenty (20) days of his/her selection (but in no event more than thirty (30) days after the two initial Arbitrators determined they could not agree) and whose decision shall be binding upon the parties. The Base Rent, as adjusted, shall be paid in equal monthly installments through the applicable months of the Option Period.

     27. EXCULPATION.

     Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of tile members or agents of Landlord, if any, with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Demised Premises in which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord, This exculpation of personal liability of Landlord, its members and agents, if any, is absolute and without any exception whatsoever.

     28. MISCELLANEOUS.

       a. Definitions.

     (1) The word "Tenant" shall mean each and every person or party mentioned as Tenant herein, and if there shall be more than one Tenant, then each such person or party being named as a Tenant shall be jointly and severally liable for the obligations of the Tenant under this Lease, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.

     (2) The term "Landlord" as used in this Lease shall mean the owner or lessee (if the Landlord claims the right of possession by reason of a lease or sublease from the owners) for the time being of the Demised Premises, and if such property or the Lease be sold or transferred, voluntarily or involuntarily, the seller, or assignor, shall be entirely relieved of all obligations under this Lease and it shall be deemed without further agreement between the parties hereto and their successors, that the purchaser on such sale or the lessee or assignee has assumed and agreed to carry out all obligations of Landlord hereunder.

     (3) The words "rent" or "rental" may be used interchangeably and are defined to include all monies specifically reserved as Base Rent, Additional Rent, Taxes, rent, and all costs, expenses and damages which the Landlord may suffer or incur by reason of any default of the Tenant or failure oil its part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Landlord.

     (4) The words "lease year" shall mean the period of twelve (12) successive calendar months, with the first lease year beginning on the Commencement Date and each succeeding lease year beginning immediately after the prior lease year on the anniversary of the Commencement Date.

     b. Abandonment of Fixtures. If Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, Landlord may at its option deem the property abandoned by the Tenant, in which case, it shall become the property of the Landlord.

     c. Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any provision of this Lease shall not be construed as a waiver or relinquishment for the future of such provision. The receipt by Landlord of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated or demanded by Landlord as required hereunder shall be deemed to be anything other than a dollar for dollar payment on account of the full obligation demanded by Landlord, nor shall Landlord's acceptance of such payment be deemed a waiver of Landlord's demand that a greater sum is due or of Landlord's right to recover the balance or pursue its other remedies. Tenant agrees that no endorsement or statement on any check nor any letter accompanying any check or payment of rent made by Tenant or on its behalf shall be deemed an accord and satisfaction or be in any way binding upon Landlord as to any expressed or implied condition or limitation on the payment, and Landlord, after accepting such payment, may pursue recovery of the balance of such rent or its other remedies. in the event of an Assignment, whether or not Landlord has consented to same, Landlord may collect rent from the Assignee and apply the net amount collected to the rent reserved in this Lease. Any such collection by Landlord shall not be deemed a waiver of any covenant in this Lease against Assignment, or the acceptance of the Assignee as the Tenant tinder this Lease, or a release of Tenant from the complete performance by Tenant of its covenants under this Lease.

     d. Entire Agreement. This Lease sets forth tile full understanding between Landlord and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, nor any surrender of the term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     e. Lease Effective. The submission of this Lease by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

     f. Partial Invalidity. If any provision of this Lease should be held by a course of competent jurisdiction to be void, invalid or unenforceable, THE remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     g. Landlord's Rights of Entry. Landlord or its assignees shall have the right to enter the Demised Premises during reasonable business hours for the purpose of examining tile same, showing same to third parties or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord's right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so. During the one year period prior to the expiration of the term of this Lease, Landlord or its agents or representatives shall have the right to place "For Rent" notices on the front of the Demised Premises.

     h. No Liens by Tenant. Tenant shall not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant's agents or employees.

     i. Interpretation. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be field or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or tile meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.

     All references to nouns and pronouns used herein shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

     No provisions of this Lease shall be construed by any court or other judicial authority against either Landlord or Tenant by reason of any such party being deemed to have drafted or structured such provision.

     The words "hereby", "herein", "hereof", "hereto", "hereunder", and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the subparagraph or paragraph wherein such words appears, unless expressly so modified.

     j. Survival of Tenant's Obligations. All obligations of Tenant which by their nature involve performance, in any particular, after the end of the term, or which cannot be ascertained to have been fully performed until after the end of the term, shall survive tile expiration or sooner termination of the term.

     k. Trial by Jury Waiver. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord an Tenant, or Tenant's use and occupancy of (fie Demised Premises.

     l. Acceptance of Possession. The Tenant represents that it has thoroughly inspected the Demised Premises and its having taken possession of the Demised Premises shall be conclusive evidence that Tenant accepts same "as is" and that said premises, equipment, and the building of which the Demised Premises forms a part were in good order and satisfactory condition at the time such possession was so taken

     m. Successors and Assigns. This lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties

     n. Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory as Tenant will be jointly and severally liable with each other signatory for payment and performance of all obligations of Tenant under this Lease

     o. Authority. If Tenant signs this Lease as a corporation, partnership or limited partnership, each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, partnership or limited partnership, as the case may be, that Tenant is qualified to do business in the state in which tile Premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so, and that signing binds the Tenant to the terms of this Lease,

     p. Recording. Tenant shall not record this Lease or any Memorandum of this Lease. Any such recording by Tenant shall be a material breach of this Lease.

     q. Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than T.R. Alter & Associates, Inc. whose commission shall be paid by Landlord, Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or Other compensation claimed by any broker or agent claiming the same by, through, or under tile indemnifying party.

     29. Landlord's Lien.

     In addition to the statutory landlord's lien, to the extent permitted by law, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Demised Premises, and all proceeds thereof (tile "Collateral"), and the Collateral shall not be removed from the Demised Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise tile rights afforded to a secured party under the New Jersey Uniform Commercial Code (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 29, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

     30. SUBSTITUTION SPACE.

     Landlord may, at Landlord's expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Demised Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Demised Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space.

     WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                          LANDLORD
                                          PABLITO, L.L.C.

                                          BY: __________________________________
                                              Paul Schreiber, Manager


                                          TENANT
                                          SCANTEK MEDICAL, INC.

                                          BY: __________________________________
                                              Patricia B. Furness
                                              Vice President/Treasurer

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                          LANDLORD
                                          PABLITO, L.L.C.

                                          BY: PAUL SCHREIBER
                                              --------------------------
                                              Paul Schreiber, Manager


                                          TENANT
                                          SCANTEK MEDICAL, INC.

                                          BY: PATRICIA B. FURNESS
                                              -------------------------------
                                              Name: Patricia B. Furness
                                              Title: Vice President/Treasurer